Exhibit 99.1

AMRI Announces First Quarter 2014 Results

Contract Revenue Growth of 10% to $51.0 Million and Adjusted Diluted EPS of $0.16

Company Increases 2014 Adjusted EPS Guidance to $0.78 - $0.84 to Reflect Addition of Cedarburg Pharmaceuticals and Strengthening Contract Business

Albany, NY (May 6, 2014) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the first quarter ended March 31, 2014.

Highlights:

•	First quarter contract revenue of $51.0 million, up 10% from 2013
•	First quarter royalties of $8.3 million vs. $12.9 million, influenced by generic Allegra entries in Japan, representing an $0.08 per diluted share EPS decline
•	First quarter adjusted diluted EPS of $0.16, vs. $0.23 in 2013
•	Acquired Cedarburg Pharmaceuticals Inc. to broaden contract development and manufacturing capabilities in the area of high value, complex APIs
•	Announced the realignment of discovery and development services (DDS); to transition DDS activities at Syracuse, N.Y. site to other sites within AMRI

Updated Financial Guidance 2014:

•	Full year contract revenue between $243 and $253 million, an increase of 18% at the midpoint
•	Royalty revenue guidance reduced to $25 million, a decrease of 32%
•	Adjusted EBITDA between $54 and $60 million, up 16% at the midpoint
•	Adjusted diluted EPS range between $0.78 and $0.84, compared to $0.70 in 2013, an increase of 16% at the midpoint, despite a $10 to $12 million decrease in estimated royalties from Allegra
•	Operating cash flow of $33 to $37 million

Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures, which exclude certain items detailed later in this press release under the heading “Non-GAAP Adjustment Items”.  Reconciliations of these non-GAAP measures to GAAP measures are included in Tables 1 and 2 at the end of this press release.

“We made great progress executing on our strategy in the quarter as evidenced by a 19% increase in our large scale manufacturing business and solid overall operating performance, despite the greater than anticipated decline in Allegra royalties,” said William S. Marth, AMRI’s president and chief executive officer. “Strong organic growth in our contract business and recent restructurings will continue to drive the contract business to be more profitable, furthering our continued goal of reducing dependency on royalty revenue. With the continued growth in our core business, together with the addition of Cedarburg Pharmaceuticals, we are raising our outlook for 2014 with contract revenue growth between 16% and 20% and adjusted diluted EPS growth between 11% and 20%.”

First Quarter 2014 Results

Total revenue for the first quarter of 2014 was $59.3 million, compared to total revenue of $59.4 million reported in the first quarter of 2013, essentially flat despite the anticipated decline in Allegra royalties.

Total contract revenue for the first quarter of 2014 was $51.0 million, an increase of 10% compared to total contract revenue of $46.5 million reported in the first quarter of 2013.

Royalty revenue in the first quarter of 2014 was $8.3 million, a decrease of 36% from $12.9 million in the first quarter of 2013 due primarily to lower royalties on Allegra (fexofenadine) products, as a result of the introduction of generic fexofenadine products in Japan in early 2013. Royalty revenue for the first quarter of 2014 includes royalties from the fexofenadine products as well as $2.3 million from the net sales of certain amphetamine salts sold by Actavis.

Net income under U.S. GAAP was $3.5 million, or $0.11 per diluted share, in the first quarter of 2014, compared to U.S. GAAP net income of $6.5 million, or $0.21 per diluted share for the first quarter of 2013. Net income on an adjusted basis in the first quarter was $5.1 million or $0.16 per diluted share, compared to adjusted net income of $7.2 million or $0.23 per diluted share for 2013. Net income on an adjusted basis excludes the following items that are included under U.S. GAAP: the impact of restructuring charges, executive transition costs, convertible debt interest and amortization charges, non-cash long-lived asset impairment charges, business acquisition costs, insurance demutualization gains, and postretirement benefit plan settlement gains.

Segment Results

Discovery Services and Development/Small Scale Manufacturing

Discovery Services and Development / Small Scale Manufacturing (DDS) contract revenue for the first quarter was $19.5 million, a decrease of 3% compared to $20.1 million in 2013 as decreases in Discovery Services revenues were partially offset by increases in Development/Small Scale Manufacturing. DDS contract margins were 16 % in the first quarter, compared with 17% in first quarter 2013.

Large Scale Manufacturing

Large Scale Manufacturing contract revenue for the first quarter was $31.5 million, an increase of 19% from $26.4 million in 2013. Large Scale Manufacturing contract margins were 20% in the first quarter, consistent with first quarter 2013.

Liquidity and Capital Resources

At March 31 2014, AMRI had cash, cash equivalents, and restricted cash of $171.0 million, compared to $180.5 million at December 31, 2013. The decrease is primarily driven by cash used in operations of $8.1 million and capital expenditures of $3.1 million. Cash used in operations was primarily driven by the manufacturing of inventory for future customer orders, an increase in customer receivables, and the payment of accounts payable and other accrued liabilities during the quarter. Total common shares outstanding, net of treasury shares, were 32,353,170 at March 31, 2014. Since the close of the first quarter we subsequently used $39.7 million of cash to acquire the Cedarburg Pharmaceuticals business.

First Quarter Results Conference Call

The conference call can be accessed by dialing 888-438-5524 (domestic calls) or 719-325-2448 (international calls) at 9:50 a.m. ET and entering passcode 8361277. The audio webcast will be available live via the Internet and can be accessed on the company’s website at www.amriglobal.com. Replays of the audio webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at www.amriglobal.com/investor_relations/.

About AMRI

Albany Molecular Research, Inc. (AMRI) is a global contract research and manufacturing organization offering customers fully integrated drug discovery, development and manufacturing services. For over 22 years, AMRI has demonstrated its adaptability as the pharmaceutical and biotechnology industries have undergone tremendous change in response to multiple challenges. This experience, a track record of success and locations in the United States, Europe and Asia now provides our customers with SMARTSOURCING™, a full range of value-added opportunities providing customers with informed decision-making, enhanced efficiency and more successful outcomes at all stages of the pipeline. AMRI has also successfully partnered R&D programs and is actively seeking to out-license its remaining programs for further development. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company's estimates of revenue, contract revenue, adjusted EBITDA adjusted diluted earnings per share for the full year 2014, statements made by the company's Chief Executive Officer and Chief Financial Officer, including statements under the caption “Updated Financial Guidance,” statements regarding the strength of the company’s business and prospects, statements regarding the actions taken to reduce cost and improve operating performance, and statements concerning the company’s momentum and long-term growth, including expected results for 2014 and possible investment opportunities. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business needs; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions, including Cedarburg Pharmaceuticals, and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on March 17, 2014, and the company's other SEC filings. Revenue, contract revenue, adjusted diluted EPS, adjusted EBITDA and other financial guidance offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Adjustment Items

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of income from operations, net income, and earnings per diluted share, as adjusted to exclude certain long-lived asset impairment charges, restructuring charges, executive transition costs, convertible debt interest and amortization charges, and other charges in the 2014 and 2013 periods. We have also presented non-GAAP measures of adjusted EBITDA, which in addition to the items excluded above, further excludes the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. Exclusion of these items allows comparisons of operating results that are consistent over time. We believe presentation of these non-GAAP measures enhances an overall understanding of our historical financial performance because we believe they are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for income from operations, net income or earnings per diluted share prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Tables 1 and 2. Our projected 2014 adjusted EPS and EBITDA, however, are only provided on an adjusted basis. It is not feasible to provide U.S. GAAP EPS or EBITDA guidance because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

Contacts:

Investors: Michael Nolan, AMRI Chief Financial Officer, 518-512-2261
Media: Gina Rothe, AMRI Communications, 518-512-2512

Albany Molecular Research, Inc.

Selected Consolidated Balance Sheet Data

(unaudited)

	March 31, 2014	December 31, 2013
(Dollars in thousands, except for per share data)

Cash and cash equivalents	$166,623	$175,928
Restricted cash	714	714
Accounts receivable, net	59,494	52,216
Royalty income receivable	8,367	7,523
Inventory	35,279	31,991
Total current assets	281,802	279,019
Restricted cash	3,631	3,810
Property and equipment, net	127,365	127,775
Total assets	502,874	445,268

Total current liabilities	40,450	43,902
Long-term debt, excluding current installments, net of unamortized discount	124,349	123,135
Total liabilities	250,343	199,564
Total stockholders’ equity	252,531	245,704
Total liabilities and stockholders’ equity	502,874	445,268

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Dollars in thousands, except for per share data)	March 31, 2014	March 31, 2013

Contract revenue	$51,038	$46,493
Recurring royalties	8,283	12,913
Total revenue	59,321	59,406

Cost of contract revenue	41,610	37,822
Technology incentive award	593	1,114
Research and development	79	105
Selling, general and administrative	10,629	9,549
Postretirement benefit plan settlement gain	(1,285)	-
Restructuring	230	879
Impairment	-	534
Total operating expenses	51,856	50,003

Income from operations	7,465	9,403

Interest expense, net	(2,616)	(137)
Other (expense) income, net	(40)	507

Income before income taxes	4,809	9,773

Income tax expense	1,309	3,268

Net income	$3,500	$6,505

Basic earnings per share	$0.11	$0.21

Diluted earnings per share	$ 0. 11	$0.21

Table 1: Reconciliation of the three months ended March 31, 2014 and 2013 reported income from operations, net income and earnings per diluted share to adjusted income from operations, adjusted net income and adjusted diluted earnings per share:

(Dollars in thousands, except for per share data)

Non-GAAP Measures

	First Quarter	First Quarter
	2014	2013
Income from operations, as reported	$7,465	$9,403
Impairment charges	-	534
Restructuring charges	230	879
Executive transition costs	640	-
Business acquisition costs	322	-
Postretirement benefit plan settlement gain	(1,285)	-
Income from operations, as adjusted	$7,372	$10,816

Net income, as reported	$3,500	$6,505
Adjustments, net of tax:
Impairment charges	-	347
Restructuring charges	197	629
Executive transition costs	416	-
Business acquisition costs	209	-
Postretirement benefit plan settlement gain	(835)	-
Convertible debt interest and amortization charges	1,616	-
Insurance demutualization gain	-	(252)
Net income, as adjusted	$5,103	$7,229

Earnings per diluted share, as reported	$0.11	$0.21
Adjustments, net of tax:
Impairment charges	-	0.01
Restructuring charges	0.01	0.02
Executive transition costs	0.01	-
Business acquisition costs	0.01	-
Postretirement benefit plan settlement gain	(0.03)	-
Convertible debt interest and amortization charges	0.05	-
Insurance demutualization gain	-	(0.01)
Earnings per diluted share, as adjusted	$0.16	$0.23

Table 2: Reconciliation of the three months ended March 31, 2014 and 2013 reported income from operations to adjusted EBITDA:

	First Quarter 2014	First Quarter 2013
Income from operations, as reported	$7,465	$9,403
Impairment charges	-	534
Restructuring charges	230	879
Executive transition costs	640	-
Business acquisition costs	322	-
Postretirement benefit plan settlement gain	(1,285)	-
Income from operations, as adjusted	7,372	10,816
Add: Non-operating (expense) income net, as reported	(40)	507
Deduct: insurance demutualization gain	-	(388)
Add: Depreciation and amortization	3,761	4,063
Adjusted EBITDA	11,093	14,998